Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statement:

a.Registration Statement (Form S-8 No. 333-258209) pertaining to the Company’s 2020 Stock Option and Grant Plan, 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan

of our report dated March 22, 2022, with respect to the consolidated financial statements of Absci Corporation and subsidiaries included in this Annual Report (Form 10-K) of Absci Corporation and subsidiaries for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Seattle, Washington
March 22, 2022